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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                                  EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87874) pertaining to the Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the Plan), of our report dated April 16, 2002 with respect to the financial statements of the Plan as of December 31, 2001 included in the Plan's Annual Report on the Form 11-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



/s/ Crowe, Chizek and Company LLC
    Crowe, Chizek and Company LLC


Columbus, Ohio
June 27, 2003


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